Exhibit 5.1

[Letterhead of McGuireWoods LLP]

February 28, 2019

ExlService Holdings, Inc.

280 Park Avenue, 38th Floor

New York, New York 10017

ExlService Holdings, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to ExlService Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offer and sale by a certain selling securityholder of the Company (the “Selling Securityholder”) of (i) an aggregate of $150,000,000 of the Company’s 3.50% Convertible Senior Notes due 2024 (the “Notes”) and (ii) the shares of the Company’s common stock, par value $0.001 per share, issuable upon conversion of the Notes (the “Shares,” and together with the Notes, the “Securities”).

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement or the Indenture (as defined below).

The Securities are described in the Registration Statement. The Notes were issued pursuant to that (i) certain Indenture dated as of October 4, 2018 between the Company and Citibank, N.A., as trustee (the “Trustee”), a copy of which is filed as an exhibit to the Registration Statement (the “Indenture”), and (ii) that certain Investment Agreement dated as of October 1, 2018 between the Company and Orogen Echo LLC (the “Investment Agreement,” and together with the Indenture, the “Subject Documents”).

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)       the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC;

(b)       the prospectus contained in the Registration Statement (the “Prospectus”);

(c)       the Indenture;

ExlService Holdings, Inc.

February 28, 2019

(d)       the Global Note, dated October 4, 2018, representing the Notes; and

(e)       the Investment Agreement.

In addition, we have examined and relied upon the following:

(i)       a certificate from the Corporate Secretary of the Company certifying as to (A) true and correct copies of the Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company; and (2) the issuance of the Securities by the Company with respect to such Securities;

(ii)       a certificate dated February 28, 2019 issued by the Secretary of State of the State of Delaware, attesting to the corporate status of the Company in the State of Delaware (the “Corporate Status Certificate”); and

(iii)       originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law (the “DGCL”) and laws of the State of New York.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)       Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Subject Documents (if any) and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)       Signatures. The signatures of individuals who have signed the Subject Documents are genuine and (other than those of individuals signing on behalf of the Company at or before the date hereof) authorized.

(c)       Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)       Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Subject Documents are, as of the date the Subject Documents were executed and delivered, validly existing and in good standing in their respective jurisdictions of formation, except that no such assumption is made as to the Company as of the date hereof. All parties to the Subject Documents have, as of the date the Subject Documents were executed and delivered, the capacity and full power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder. All individuals who signed each Subject Document had, as of the date the Subject Documents were executed and delivered, the legal capacity to execute such Subject Document.

ExlService Holdings, Inc.

February 28, 2019

(e)       Authorization, Execution and Delivery of Subject Documents. The Subject Documents and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be, as of the date the Subject Documents are executed and delivered, duly executed and delivered by such parties, except that no such assumption is made as to the Company.

(f)       Subject Documents Binding on Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder were, as of the date the Subject Documents were executed and delivered, valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Company.

(g)       Noncontravention. The issuance of the Notes by the Company pursuant to the Subject Documents did not, the issuance of the Shares by the Company upon conversion of the Notes will not, and the performance by any party of its obligations under the Subject Documents will not, conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made as to the Company as to its Organizational Documents as of the date hereof, (ii) any law or regulation of any jurisdiction applicable to any such party except that no such assumption is made as to the Company as to any Applicable Law as of the date hereof, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made as to the Company as of the date hereof.

(h)       Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that were required as a condition to the issuance of the Securities by the Company or to the execution and delivery of the Subject Documents by the parties thereto or the performance by such parties of their obligations thereunder have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company as of the date hereof.

(i)       Registration; Trust Indenture Act. The Registration Statement will be effective under the Securities Act and the Indenture will be qualified under the Trust Indenture Act of 1939.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.       Notes. The Notes to be sold by the Selling Securityholder pursuant to the Registration Statement constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.       Common Stock. The Shares, when (a) issued upon conversion of the Notes, as contemplated by the Indenture and the terms of the Notes, and (b) certificates in the form required under the laws of the State of Delaware representing the shares of such Common Stock are duly executed, countersigned, registered and delivered, if such Common Stock is certificated, or book-entry notations in the form required under the laws of the State of Delaware have been made in the share register of the Company, if such Common Stock is not represented by certificates, will be validly issued, fully paid and non-assessable.

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February 28, 2019

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters as they relate to the opinion set forth in paragraph 1 above related to the Notes:

(a)       Indemnification and Change of Control. The enforceability of any agreement of the Company as may be included in the terms of the Notes or in any Subject Document relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of the Company, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or applicable law.

(b)       Jurisdiction, Venue, etc. The enforceability of any agreement of the Company in any Subject Document to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement in the Indenture to submit to the jurisdiction of a court of the State of New York, to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement of the Company regarding the choice of law governing the Indenture).

(c)       Remedies. The enforceability of any provision in any Subject Document to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a)       Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

In addition, the opinion set forth in paragraph 1 above related to the Notes is subject to the following qualifications and limitations:

(a)       Bankruptcy. Such opinion is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(b)       Equitable Principles. Such opinion is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

(c)       Unenforceability of Certain Provisions. Provisions contained in the Securities or the Subject Documents which require waivers or amendments to be made only in writing may be unenforceable or ineffective, in whole or in part.

ExlService Holdings, Inc.

February 28, 2019

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP